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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-101123) pertaining to the Mariner Health Care, Inc. 2003 Outside Directors' Stock Incentive Plan of our report dated April 7, 2003, with respect to the consolidated financial statements and schedule of Mariner Health Care, Inc. (formerly Mariner Post-Acute Network, Inc., formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       ---------------------------------------
                                       Ernst & Young LLP

Atlanta, Georgia
November 13, 2003